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                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C. 20549

                          ---------------------

                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                          ---------------------

                           EXABYTE CORPORATION
          (Exact name of registrant as specified in its charter)

                          ---------------------
         Delaware                                       84-0988566
--------------------------                ------------------------------------
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                          ---------------------

                            1685 38th Street
                        Boulder, Colorado 80301
                (Address of principal executive offices)

                          ---------------------

                   1997 NON-OFFICER STOCK OPTION PLAN
                       (Full title of the plan)


                            Stephen F. Smith
                Vice President, Chief Financial Officer
                           Exabyte Corporation
                            1685 38th Street
                         Boulder, Colorado 80301
                            (303) 442-4333
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------














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CALCULATION OF REGISTRATION FEE

==============================================================================
            |               |                 |             |
Title of    |  Amount to be |  Proposed       | Proposed    |  Amount of
Securities  |  Registered   |  Maximum        | Maximum     |  Registration
to be       |               |  Offering Price | Aggregate   |  Fee
Registered  |               |  Per Share(1)   | Offering    |
            |               |                 | Price       |
------------------------------------------------------------------------------
Stock Option|  750,000      |   $9.164        | $6,873,000  |  $1,815.00
and Common  |               |                 |             |
Stock (par  |               |                 |             |
Value $.001 |               |                 |             |
==============================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low price of the Registrant's Common Stock on February 18, 2000 as reported on the Nasdaq National Market.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
































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                 INCORPORATION BY REFERENCE OF CONTENTS OF
                    REGISTRATION STATEMENT ON FORM S-8
                        NOS. 333-45853 and 33-73011



        The contents of the Registration Statements on Form S-8 Nos. 333-45853 and 333-73011 filed with the Securities and Exchange Commission on February 9, 1998 and February 26, 1999, respectively, are incorporated by reference herein.






                                  EXHIBITS

Exhibit
Number
-------

5.1         Opinion of General Counsel.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of General Counsel is contained in Exhibit 5.1.

24.1        Power of Attorney.   Reference is made to the signature pages.

99.1 1997 Non-Officer Stock Option Plan, as amended and restated on January 17, 2000.

99.2        Nonstatutory Stock Option Agreement, as amended on
            January 17, 2000.



















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SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on February 23, 2000.

EXABYTE CORPORATION



                     By:      /s/ Stephen F. Smith
                              -----------------------
                              Stephen F. Smith
                     Title:   Vice President, Chief Financial
                              Officer, General Counsel,
                              Secretary


POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Marriner and Stephen F. Smith, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William L. Marriner       Chairman of the Board,         February 23, 2000
------------------------      President and Chief
William L. Marriner           Executive Officer
                              (Principal Executive Officer)


/s/ Stephen F. Smith          Vice President, Chief          February 23, 2000
------------------------      Financial Officer
Stephen F. Smith              General Counsel, Secretary
                              (Principal Financial Officer)





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/s/ Peter D. Behrendt         Director                       February 23, 2000
------------------------
Peter D. Behrendt



/s/ Stephen C. Johnson        Director                       February 23, 2000
------------------------
Stephen C. Johnson



/s/ A. Laurence Jones         Director                       February 23, 2000
------------------------
A. Laurence Jones



/s/ Thomas E. Pardun          Director                       February 23, 2000
------------------------
Thomas E. Pardun



/s/ Mark W. Perry             Director                       February 23, 2000
------------------------
Mark W. Perry



/s/ Ralph Z. Sorenson         Director                       February 23, 2000
------------------------
Ralph Z. Sorenson

























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            INDEX TO EXHIBITS
            -----------------


Exhibit
Number
-------


5.1       Opinion of General Counsel.


23.1      Consent of PricewaterhouseCoopers LLP.


23.2      Consent of General Counsel is contained in
          Exhibit 5.1.


24.1      Power of Attorney.   Reference is made to the
          signature pages.


99.1 1997 Non-Officer Stock Option Plan, as amended and restated on January 17, 2000.

99.2      Nonstatutory Stock Option Agreement, as amended on January 17, 2000.